EXHIBIT 23.2

               OPINION AND CONSENT OF COUNSEL EDWIN L. KERR, ESQ.


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To Whom It May Concern:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-20277) filed by Separate Account MVA1 with the Securities and Exchange Commission under the Securities Act of 1933.


                                            Very truly yours,



Dated: April 27, 2000                       /s/ Edwin L. Kerr
                                            ----------------------------
                                            Edwin L. Kerr, Counsel
                                            PHL Variable Insurance Company